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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                 March 26, 1996

                             THE LOEWEN GROUP INC.
               (Exact name of registrant as specified in charter)


  BRITISH COLUMBIA, CANADA              0-18429                  98-0121376
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)       (IRS EMPLOYER
      OF INCORPORATION)                                      IDENTIFICATION NO.)


             4126 NORLAND AVENUE
          BURNABY, BRITISH COLUMBIA                              V5G 3S8
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)


                                  604-299-9321
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

                                      N/A
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


This Form 8-K/A amends Item 7 of that certain Form 8-K dated March 26, 1996 (the "Original Form 8-K"), by including the financial statements referred to below.

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

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


     As reported in Item 2 of the Original Form 8-K of The Loewen Group Inc. ("the Company") dated March 26, 1996 the Company purchased certain net assets ("the Assets") from S.I. Acquisition Associates L.P. ("S.I."), of Donaldsonville, Louisiana, for total consideration of approximately $145,000,000. S.I. concurrently acquired all the outstanding shares of Ourso Investment Corporation ("Ourso"). The Assets include 15 funeral homes, two cemeteries and two insurance companies.


     (a) Financial Statements of Businesses Acquired:


     In connection with the acquisition described in Item 2 of the Original Form 8-K, the financial statements required by Regulation S-X, Rule 3-05(b) are provided herein pursuant to Item 7(a)(4)(iv) of Form 8-K. The financial statements are prepared in accordance with accounting principles generally accepted in the United States.

                 OURSO INVESTMENT CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

                   WITH INDEPENDENT AUDITORS' REPORT THEREON

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Ourso Investment Corporation:

     We have audited the accompanying consolidated balance sheet of Ourso Investment Corporation and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ourso Investment Corporation and subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

/s/ KPMG PEAT MARWICK LLP

New Orleans, Louisiana
May 31, 1996

                 OURSO INVESTMENT CORPORATION AND SUBSIDIARIES


                           CONSOLIDATED BALANCE SHEET


                               DECEMBER 31, 1995



ASSETS
Investments (note 2)
  Debt securities:
     Available-for-sale, at market (amortized cost of $91,325,707).............  $ 94,957,833
     Held-to-maturity, at amortized cost (market of $54,102,704)...............    51,386,621
  Equity securities:
     Common, at market (cost of $1,517,113)....................................     2,468,044
     Preferred, at market (cost of $2,174,505).................................     2,122,613
  Mortgage loans, net of $100,000 allowance....................................     3,865,662
  Investment real estate.......................................................       147,600
  Policy loans.................................................................     2,763,960
  Temporary cash investments...................................................    22,262,111
                                                                                 ------------
          Total investments....................................................   179,974,444

Cash...........................................................................     1,810,360
Trade accounts receivable, net of $73,502 allowance............................     1,567,084
Accrued investment income......................................................     1,193,390
Funeral merchandise inventory..................................................       626,277
Prearranged funeral trust deposits.............................................       768,899
Cemetery contract receivables, net of $261,111 allowance.......................     2,349,993
Cash surrender value of life insurance policies................................     3,616,486
Property and equipment, net (note 7)...........................................    18,306,195
Deferred policy acquisition costs, net (note 3)................................    39,709,144
Value of business acquired, net (note 4).......................................    12,014,951
Goodwill, net of $361,655 accumulated amortization.............................     1,744,817
Other assets...................................................................       619,343
                                                                                 ------------
          Total assets.........................................................  $264,301,383
                                                                                 ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Policy liabilities:
  Policy benefit reserves......................................................   132,983,308
  Other policyholder funds.....................................................     3,300,923
                                                                                 ------------
          Total policy liabilities.............................................   136,284,231
Accrued expenses and other liabilities.........................................     6,289,668
Deferred prearranged funeral services revenue..................................       768,899
Long-term debt (note 9)........................................................    15,259,042
Deferred income taxes (note 10)................................................    19,196,421
                                                                                 ------------
          Total liabilities....................................................   177,798,261
                                                                                 ------------
Shareholders' equity:
  Class A common stock, voting, no par value, authorized, issued and
     outstanding 20,000 shares.................................................        20,000
  Class B common stock, nonvoting, no par value, authorized 200,000 shares,
     197,297 issued and outstanding............................................       197,297
  Paid-in capital..............................................................       782,703
  Treasury stock, at cost, 270 shares..........................................       (57,313)
  Unrealized gains on securities available-for-sale, net of taxes..............     2,945,259
  Retained earnings............................................................    82,615,176
                                                                                 ------------
          Total shareholders' equity...........................................    86,503,122
                                                                                 ------------
          Total liabilities and shareholders' equity...........................  $264,301,383
                                                                                 ============



          See accompanying notes to consolidated financial statements.

                 OURSO INVESTMENT CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

Revenues:
  Insurance premiums............................................................  $45,140,413
  Net investment income (note 2)................................................   11,418,039
  Realized gains on sale of investments, net (note 2)...........................    1,556,710
  Funeral.......................................................................   12,215,935
  Cemetery......................................................................    3,399,910
  Other income..................................................................      989,424
                                                                                  -----------
                                                                                   74,720,431
                                                                                  -----------
Benefits and expenses:
  Benefits and claims...........................................................   15,120,358
  Commissions...................................................................   10,658,622
  Increase in policy benefit reserves...........................................    6,348,373
  Amortization of deferred acquisition costs and value
     of business acquired (notes 3 and 4).......................................    7,429,338
  Salaries and employee benefits................................................   12,043,506
  Other operating expenses (note 11)............................................   16,412,217
                                                                                  -----------
                                                                                   68,012,414
                                                                                  -----------
          Income before income taxes............................................    6,708,017
Income taxes (note 10)..........................................................    1,810,911
                                                                                  -----------
          Net income............................................................  $ 4,897,106
                                                                                  ===========

          See accompanying notes to consolidated financial statements.

                 OURSO INVESTMENT CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                        UNREALIZED
                                   CLASS A    CLASS B                 GAINS (LOSSES)
                                   COMMON      COMMON     PAID-IN     ON SECURITIES,     RETAINED      TREASURY
                                    STOCK      STOCK      CAPITAL      NET OF TAXES      EARNINGS       STOCK         TOTAL
                                   -------    --------    --------    --------------    -----------    --------    -----------
Balances at January 1, 1995......  $20,000    $197,297    $782,703     $ (6,372,187)    $77,718,070    $(57,313)   $72,288,570
Net income for 1995..............      --           --          --               --       4,897,106          --      4,897,106
Change in unrealized gains
  (losses) on securities
  available-for-sale, net of
  taxes of $5,017,085............      --           --          --        9,317,446              --          --      9,317,446
                                   -------    --------    --------    --------------    -----------    --------    -----------
Balances at December 31, 1995....  $20,000    $197,297    $782,703     $  2,945,259     $82,615,176    $(57,313)   $86,503,122
                                   =======    ========    ========     ============      ==========    ========     ==========

          See accompanying notes to consolidated financial statements.

                 OURSO INVESTMENT CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

Cash flows from operating activities:
  Net income...................................................................  $  4,897,106
  Adjustments to reconcile net income to net cash provided by operating activities:
     Capitalization of deferred policy acquisition costs.......................    (8,580,158)
     Amortization of deferred policy acquisition costs.........................     6,325,489
     Depreciation and amortization.............................................     1,283,735
     Amortization of value of business acquired................................     1,103,849
     Realized gains on sale of investments, net................................    (1,556,710)
     Decrease in receivables...................................................       185,557
     Increase in accrued investment income.....................................       (20,698)
     Decrease in funeral merchandise inventory.................................        14,925
     Decrease in cash surrender value of life insurance policies...............      (333,542)
     Decrease in other assets..................................................       577,309
     Increase in policy benefit reserves.......................................     6,348,373
     Increase in other policyholder funds......................................       637,989
     Increase in accrued expenses and other liabilities........................       241,178
     Increase in deferred income taxes.........................................       279,256
                                                                                 ------------
          Net cash provided by operating activities............................    11,403,658
                                                                                 ------------
Cash flows from investing activities:
  Proceeds from sale of available-for-sale debt securities.....................     1,046,875
  Proceeds from maturity and principal repayments of available-for-sale debt
     securities................................................................    10,339,621
  Cost of available-for-sale debt securities acquired..........................   (11,911,501)
  Proceeds from sale of equity securities......................................    12,270,984
  Cost of equity securities acquired...........................................    (6,933,045)
  Proceeds from maturity and principal repayments of held-to-maturity debt
     securities................................................................       946,692
  Proceeds from maturity and principal repayments of available-for-sale debt
     securities................................................................     1,259,521
  Cost of held-to-maturity debt securities acquired............................    (2,874,916)
  Proceeds from repayments of mortgage loans...................................       800,013
  Policy loans, net............................................................       (75,818)
  Cash received in acquisition.................................................     1,800,000
  Purchases of property and equipment..........................................    (2,046,865)
  Proceeds from the sale of property and equipment.............................       630,704
                                                                                 ------------
          Net cash provided by investing activities............................     5,252,265
                                                                                 ------------
Cash flows from financing activities:
  Payments on long-term debt...................................................    (4,572,993)
  Borrowings on long-term debt.................................................     5,950,000
                                                                                 ------------
          Net cash provided by financing activities............................     1,377,007
                                                                                 ------------
  Increase in cash and cash equivalents during the year........................    18,032,930
  Cash and cash equivalents, beginning of year.................................     6,039,541
                                                                                 ------------
          Cash and cash equivalents, end of year...............................  $ 24,072,471
                                                                                 ============
Supplemental cash flow disclosures:
  Interest paid................................................................  $  2,041,383
                                                                                 ============
  Income taxes paid............................................................  $    811,864
                                                                                 ============

          See accompanying notes to consolidated financial statements.

                 OURSO INVESTMENT CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Organization

     Ourso Investment Corporation is a licensed insurance holding corporation domiciled in Donaldsonville, Louisiana, with two distinct businesses: home service life insurance and operation of funeral homes and cemeteries.

     The life insurance business includes the sale of monthly debit ordinary and monthly debit industrial life insurance through a home service distribution system of approximately 500 captive agents throughout Louisiana. The funeral and cemetery business includes the operation of fifteen funeral homes located in New Orleans, Covington, Slidell, Baton Rouge and Shreveport, Louisiana, two cemeteries, a florist and a limousine service. During 1995, the funeral operations conducted approximately 4,000 funerals and cemetery operations conducted approximately 1,000 interments.

     The accompanying consolidated financial statements include the accounts of Ourso Investment Corporation and its wholly-owned subsidiaries (the Company):
Security Industrial Insurance Company (including its subsidiary Security Industrial Fire Insurance Company); Resthaven Gardens of Memory, Inc.; Delta Cemetery Sales, Inc.; Good Citizens Realty Corporation; Moss Street Realty; Security Industrial Funeral Home Corporation; the Jacob Schoen Funeral Home Corporation; Wellman Funeral Parlors, Inc.; Hollabaugh-Spindle Mortuary, Inc.; Key Florals, Ltd.; McMahon-Coburn, Inc.; Jacob Schoen and Son, Inc.; and Schoen Funeral Home, Inc. The accompanying consolidated financial statements also include the accounts of the Company's majority ownership interest in New Orleans Limousine Service, Inc. and Woodlawn Memorial Park, Inc. These consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles. All significant inter-company balances and transactions have been eliminated in the consolidated financial statements.

  (b) Investments

     Investments are owned principally by the Company's insurance subsidiaries. Debt securities include bonds, mortgage-backed securities, and collateralized mortgage obligations. Equity securities include common and preferred stocks.

     Debt securities which the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity and are carried at amortized cost. Debt and equity securities which are held with the objective of trading to generate profits on short-term differences in price are carried at fair value, with changes in fair value reflected in the results of operations. At December 31, 1995, no securities were classified as trading. All other debt and equity securities not classified as either held-to-maturity or trading are classified as available-for-sale and are carried at fair value. Available-for-sale securities may be sold in response to changes in interest rates and liquidity needs. Unrealized holding gains and losses related to available-for-sale investments, net of deferred federal income taxes, are reflected as a separate component of shareholders' equity.

     Fair values for debt and equity securities are based on quoted market prices or dealer quotations. Where a quoted market price is not available, fair value is measured utilizing quoted market prices for similar securities or by using discounted cash flow models.

     Purchases and sales of debt and equity securities are recorded on the trade date. Realized gains and losses for securities are included in earnings and are derived using the specific identification method for determining the cost of securities sold. Dividend and interest income are recognized when earned.

     A decline in market value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary results in a charge to earnings and the establishment of a new cost basis for the security.

                 OURSO INVESTMENT CORPORATION AND SUBSIDIARIES

     The future investment income from mortgage-backed securities and collateralized mortgage obligations may be affected by the timing of principal payments and the yields on reinvestment alternatives available at the time of such payments. The cost for mortgage-backed securities and collateralized mortgage obligations is adjusted for unamortized premiums and discounts, which are amortized using the interest method over the estimated remaining term of the securities, adjusted for anticipated prepayments. To the extent the estimated lives of mortgage-backed securities and collateralized mortgage obligations change as a result of changes in prepayment rates, the accumulated amortization of premiums and accretion of discounts is adjusted retrospectively with a charge or credit to current operations.


     Mortgage loans and policy loans are carried at unpaid principal balances less valuation allowances. The accrual of interest on mortgage loans is discontinued when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. The Company provides valuation allowances for impairments of mortgage loans on real estate based on a review by management. Investment real estate is carried at the lower of cost or fair value, net of estimated selling costs. Temporary cash investments are carried at amortized cost, which approximates market value.


  (c) Policy Benefit Reserves

     Insurance policy benefit reserves represent liabilities for future insurance policy benefits. Reserves for limited payment and traditional life insurance contracts are computed using the net level premium method on the basis of assumed investment yield, mortality, morbidity, persistency and expenses, including a margin for adverse deviation, which generally vary by plan, year of issue and policy duration. Reserve interest rates are 7.00%. Investment yield, which is based on the Company's experience, averages approximately 7.00%. Mortality, morbidity and withdrawal rate assumptions are based on the experience of the Company and are periodically reviewed against both industry standards and experience. These assumptions may be revised if it is determined that future experience will differ substantially from that previously assumed.

     In determining benefit reserves, the Company carries on a continuing review of its overall position, its reserving techniques and reinsurance activities. Since the reserves are based on estimates, the ultimate liability may be more or less than such reserves. The effects of changes in such estimated reserves are included in the results of operations in the period in which the estimates are changed.

  (d) Revenue Recognition -- Insurance

     Life insurance premiums are recorded as premium revenue when earned. Unearned premiums on life policies are calculated on a pro rata basis. Related policy benefits are recorded in relation to the associated premiums or gross profit so that profits are recognized over the expected lives of the contracts. Policy and contract claims are determined on either a case or an aggregate basis, as appropriate. Estimates are made for claims incurred but not reported based on prior experience modified for current trends. Claim estimates are continually revised as more information becomes available, and changes in estimates are reflected in current operating results.


  (e) Deferred Policy Acquisition Costs



     Deferred policy acquisition costs represent the unamortized costs of issuing new life insurance policies. These costs, all of which vary with and are primarily related to the production of new business, consist principally of commissions, certain underwriting and agency expenses and the cost of issuing policies. Deferred acquisition costs for traditional life business are amortized over the expected premium-paying periods of related policies, in proportion to the ratio of the annual premium revenue to the total anticipated premium revenue. Deferred policy acquisition costs are periodically reviewed for recoverability. Deferred policy acquisition costs would be written off as a charge to expense to the extent it is determined that future policy premiums and investment income or gross profits would not be adequate to cover related losses and expenses.

                 OURSO INVESTMENT CORPORATION AND SUBSIDIARIES

  (f) Value of Business Acquired

     The value of business acquired represents the present value of the future profits of purchased insurance in-force at the date of acquisitions. The asset is actuarially-determined using the same assumptions that were used for computing the related policy benefit reserves. The value of business acquired is determined using an average interest rate of approximately 7.00% for the business acquired. This asset is being amortized over the estimated life of the insurance in-force at the date of acquisition in proportion to the expected future premium cash flows of the business acquired. Periodically, actual and assumed experience are compared to determine if any adjustment to the value of business acquired is necessary. When a policy lapses or it is surrendered, the remaining unamortized cost is written off. In the event of actual future lapses or early withdrawals in excess of those assumed, deferred acquisition costs and the value of business acquired may not be recoverable.

  (g) Funeral Merchandise Inventory

     Funeral merchandise inventory is valued at the lower of cost or market, determined primarily on a specific identification basis, and net realizable value.

  (h) Property and Equipment

     Property and equipment is recorded initially at cost and depreciated on a straight-line basis over the estimated useful lives of the assets as follows:

        Buildings and improvements....................................  10 to 40 years
        Automobiles...................................................  5 years
        Furniture, fixtures and equipment.............................  5 to 10 years
        Computer hardware and software................................  5 years
        Leasehold improvements........................................  31.5 years

  (i) Prearranged Funeral Trust Deposits

     Prearranged funeral trust deposits at December 31, 1995, consist of amounts deposited in accordance with state trusting laws with various financial institutions together with accrued earnings. The Company will receive the prearranged funeral trust amounts when the funeral services are performed. At December 31, 1995, total prearranged funeral trust assets were approximately equal to market value.

  (j) Prearranged Funeral Services

     Prearranged funeral services provide for future funeral services generally determined by prices prevailing at the time the contract is signed. The payments made under the contract are either placed in trust or are used to pay the premiums of life insurance policies under which the Company is designated as beneficiary.

     Trust fund principal amounts and insurance contract amounts, together with trust fund investment earnings retained in trust and annual insurance benefits, are deferred until the service is performed. The Company estimates that trust fund investment earnings and annual insurance benefits exceed the increase in cost over time of providing the related services. Upon performance of the specific funeral service, the Company recognizes the trust fund principal amount or insurance contract amount together with the accumulated trust earnings and annual insurance benefits as funeral revenues. Costs relating to the sale of prearranged funeral services are expensed in the period incurred.

  (k) Cemetery Operations

     Pre-need sales of cemetery interment rights and other related products and services are recorded as revenue when customer contracts are signed with concurrent recognition of related costs. Allowances for

                 OURSO INVESTMENT CORPORATION AND SUBSIDIARIES customer cancellations and refunds are provided at the date of sale based on management's estimate of expected cancellations. Actual cancellation rates in the future may result in a change in management's estimate.

     A portion of the proceeds from cemetery sales is required by Louisiana state law to be paid into perpetual or endowment care trust funds. Cemetery revenue is recorded net of the amount to be deposited to perpetual or endowment care trust funds. Earnings of perpetual or endowment care trust funds are used to defray the maintenance costs of cemeteries. Additionally, as permitted under Louisiana state law, a portion of the proceeds from the sale of pre-need merchandise and services is either paid into trust funds or used to purchase the merchandise specified under the sales contract.

  (l) Goodwill

     Goodwill, which represents the remaining unamortized amount paid for funeral and cemetery operations acquired, is equivalent to the excess of the purchase price over the fair value of identifiable net assets acquired, as determined by management. Amortization is provided on a straight-line basis over 40 years. The Company monitors the recoverability of goodwill, as well as other long-lived assets, based on projections of future undiscounted operating income and cash flows of acquired businesses.

  (m) Income Taxes

     The Company files a consolidated federal income tax return which includes all of its subsidiaries except for Woodlawn Memorial Park and New Orleans Limousine. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce the deferred tax assets to the amounts expected to be realized.

  (n) Reinsurance

     Reinsurance receivables and prepaid reinsurance premiums, which are insignificant, are accounted for and reported separately as assets, net of valuation allowance.

  (o) Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     The most significant estimates susceptible to significant change are those used in determining the liability for policy benefit reserves. Although considerable variability is inherent in these estimates, management believes that the liability is adequate. The estimates are continually reviewed and adjusted as necessary. Such adjustments are reflected in current operations.

  (p) Accounting Standards Issued But Not Yet Adopted

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (FAS 121). FAS 121 provides guidance for the recognition of impairment losses related to long-lived assets and certain identifiable intangible assets. The Statement, which is effective for fiscal years

                 OURSO INVESTMENT CORPORATION AND SUBSIDIARIES beginning after December 15, 1995, requires that assets be reviewed for impairment when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. The Company has determined that adoption of the provisions of FAS 121 will have no material effect on its financial condition and results of operations.

  (q) Statement of Cash Flows

     For purposes of the consolidated statement of cash flows, the Company considers all temporary cash investments with original maturities of three months or less to be cash and cash equivalents.

(2)  INVESTMENTS

     The amortized cost, gross unrealized gains, gross unrealized losses and fair values of the Company's debt and equity securities, by type, as of December 31, 1995, are as follows:

                                                            GROSS          GROSS
                                           AMORTIZED      UNREALIZED     UNREALIZED        FAIR
                                             COST           GAINS          LOSSES          VALUE
                                          -----------     ----------     ----------     -----------
Available-for-sale
  Debt securities:
     U.S. Treasury and agency
       obligations......................  $   588,166     $   72,066     $       --     $   660,232
     States and political
       subdivisions.....................    4,586,993        197,586             --       4,784,579
     Corporate securities...............    1,184,446         11,969             --       1,196,415
     Collateralized mortgage
       obligations......................   77,877,330      2,912,169       (180,853)     80,608,646
     Mortgage-backed securities.........    7,088,772        620,000           (811)      7,707,961
                                          -----------      ---------      ---------      ----------
                                           91,325,707      3,813,790       (181,664)     94,957,833
                                          -----------      ---------      ---------      ----------
Equity securities:
  Common stock..........................    1,517,113        976,373        (25,442)      2,468,044
  Preferred stock.......................    2,174,505        130,902       (182,794)      2,122,613
                                          -----------      ---------      ---------      ----------
                                            3,691,618      1,107,275       (208,236)      4,590,657
                                          -----------      ---------      ---------      ----------
Total available-for-sale................  $95,017,325      4,921,065       (389,900)     99,548,490
                                          ===========      =========      =========      ==========
Held-to-maturity
  Debt securities:
     States and political
       subdivisions.....................   15,392,318        713,414         (3,148)     16,102,584
     Collateralized mortgage
       obligations......................   34,110,512      1,735,223        (23,428)     35,822,307
     Mortgage-backed securities.........    1,883,791        294,022             --       2,177,813
                                          -----------      ---------      ---------      ----------
Total held-to-maturity..................  $51,386,621     $2,742,659     $  (26,576)    $54,102,704
                                          ===========      =========      =========      ==========

                 OURSO INVESTMENT CORPORATION AND SUBSIDIARIES

     The amortized cost and fair value of debt securities at December 31, 1995, by expected maturity are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.



                                   HELD-TO-MATURITY           AVAILABLE-FOR-SALE                 TOTAL
                               -------------------------   -------------------------   --------------------------
                                AMORTIZED       FAIR        AMORTIZED       FAIR        AMORTIZED        FAIR
                                  COST          VALUE         COST          VALUE          COST          VALUE
                               -----------   -----------   -----------   -----------   ------------   -----------
Due in 1 year or less........  $        --   $        --   $   410,604   $   430,780   $    410,604   $   430,780
Due after 1 year through 5
  years......................      313,475       323,086     1,043,479     1,075,747      1,356,954     1,398,833
Due after 5 years through 10
  years......................    1,886,410     2,004,582     1,577,909     1,655,525      3,464,319     3,660,107
Due after 10 years...........   13,192,433    13,774,916     3,327,613     3,479,174     16,520,046    17,254,090
Mortgage-backed securities
  and collateralized mortgage
  obligations................   35,994,303    38,000,120    84,966,102    88,316,607    120,960,405   126,316,727
                               -----------   -----------   -----------   -----------   ------------   ------------
Total debt securities........  $51,386,621   $54,102,704   $91,325,707   $94,957,833   $142,712,328   $149,060,537
                               ===========   ===========   ===========   ===========   ============   ============


     Net investment income consisted of the following for the year ended December 31, 1995:


    Debt securities:
      U.S. Treasury and agency obligations..................................  $   233,922
      States and political subdivisions.....................................    1,180,416
      Corporate securities..................................................      126,797
      Mortgage-backed securities............................................      945,694
      Collateralized mortgage obligations...................................    8,231,000
      Other.................................................................      175,559
                                                                              -----------
              Total debt securities.........................................   10,893,388
      Equity securities.....................................................      486,213
      Mortgage loans........................................................      408,257
      Policy loans..........................................................      193,562
      Real estate...........................................................        9,712
      Temporary cash investments............................................      161,883
                                                                              -----------
              Gross investment income.......................................   12,153,015
    Less investment expenses................................................     (734,976)
                                                                              -----------
              Net investment income.........................................  $11,418,039
                                                                               ==========



     Proceeds, gross realized gains and gross realized losses from the sale of available-for-sale debt securities for the year ended December 31, 1995, are as follows:


      Proceeds from sales....................................................  $1,046,875
                                                                                =========
      Gross realized gains...................................................      97,446
      Gross realized losses..................................................        (619)
                                                                               ----------
              Net............................................................  $   96,827
                                                                                =========

                 OURSO INVESTMENT CORPORATION AND SUBSIDIARIES

     A summary of net pretax realized investment gains for the year ended December 31, 1995 is as follows:
Net gains on sales of investments:

Net gains on sales of investments:
      Debt securities:
         States and political subdivisions...................................  $   28,985
         Corporate securities................................................      67,842
                                                                               ----------
              Total debt securities..........................................      96,827
      Equity securities......................................................   1,454,296
      Real estate............................................................       5,587
                                                                               ----------
      Net pretax realized investment gains...................................  $1,556,710
                                                                                =========

     The Company attempts to manage prepayment and extension risks by purchasing planned amortization class (PAC) and other collateralized mortgage obligation tranches that provide some cash flow stability. PAC's are subject to less prepayment and extension risk than other collateralized mortgage obligation tranches because early repayments of the underlying mortgages are applied first to other support tranches to preserve the PAC's originally scheduled cash flows as much as possible, and cash flows applicable to other support tranches are applied first to the PAC if the PAC's actual cash flows are received later than originally anticipated. The Target Amortization Class (TAC) tranche has protection similar to PACs for higher than expected prepayment levels (decreasing interest rate environments), but has minimal protection when payments fall below a predefined speed. The sequential tranche is not supported by other tranches, and for this reason, its associated prepayment risk and extension risk can vary as interest rates fluctuate. Support tranches generally exhibit greater cash flow instability because they absorb cash flow variations for TAC and PAC tranches. As of December 31, 1995, the Company's amortized cost of its collateralized mortgage obligation holdings in PACs and TACs, sequentials, and other support tranches was $49,808,320, $28,727,879, and $33,451,643, respectively.

     During 1995, the Company's available-for-sale debt and equity securities appreciated $13,930,499 and $404,030, respectively. The held-to-maturity debt securities appreciated $7,215,030 in 1995.

     The Company's investment in mortgage loans consists primarily of loans secured by single family residential real estate located in Louisiana. The Company has recorded a general valuation allowance of $100,000 at December 31, 1995 to provide for mortgage loan credit losses. No mortgage loans were on nonaccrual, nor were any mortgage loans considered impaired, as of and for the year ended December 31, 1995.

     Investments with an amortized cost of $377,307 at December 31, 1995 were on deposit with various regulatory agencies as required by law.

(3)  DEFERRED POLICY ACQUISITION COSTS

     A summary of changes in unamortized deferred policy acquisition costs for the year ended December 31, 1995, is as follows:


    Beginning balance, January 1, 1995:.....................................  $37,454,475
                                                                              -----------
      Deferred during 1995:
         Commissions........................................................    7,080,480
         Other expenses.....................................................    1,499,678
                                                                              -----------
              Total deferred................................................    8,580,158
      Amortized during 1995.................................................   (6,325,489)
                                                                              -----------
    Ending balance, December 31, 1995.......................................  $39,709,144
                                                                              ===========

                 OURSO INVESTMENT CORPORATION AND SUBSIDIARIES

(4)  VALUE OF BUSINESS ACQUIRED

     A summary of changes in costs assigned to the value of business acquired is as follows:

    Beginning balance, January 1, 1995:.....................................  $ 9,213,800
      Additions from 1995 acquisition.......................................    3,905,000
      Amortized during 1995, net of interest earned.........................   (1,103,849)
                                                                              -----------
    Ending balance, December 31, 1995.......................................  $12,014,951
                                                                              ===========

     The Company accounts for these costs in a manner consistent with deferred policy acquisition costs. The Company's interest rate used to amortize these costs is 7.00% for the asset. Periodically, the Company performs the "net liability" premium deficiency test to analyze potential impairments.

     Under current assumptions, amortization of these costs for the next five years is as follows:

                1996.............................................  $1,184,558
                1997.............................................   1,166,197
                1998.............................................   1,151,614
                1999.............................................   1,140,822
                2000.............................................   1,133,844
                                                                   ===========

(5)  REINSURANCE

     In the normal course of business, the Company, through its life insurance subsidiary, cedes reinsurance with primarily one company. The Company also cedes a portion of its business through a number of minor reinsurance agreements as a result of acquired insurance in-force. Life insurance in-force ceded to reinsurers and the respective reserve credits taken by the Company for amounts to reinsurers as of December 31, 1995 is $10,242,197 and $85,524, respectively. The Company's maximum retention on one life (in the case of individual life insurance) is $17,000. Due to the low average face amount of insurance of the Company's insurance in-force, the Company's need to diversify its risk through reinsurance is minimal. In the event a reinsurer is unable to meet its obligations, the Company would reassume the liability. The likelihood of a material reinsurance liability being reassumed by the Company is considered to be remote. The amounts paid or deemed to have been paid in connection with ceded reinsurance contracts are recorded as reinsurance receivables. The Company does not assume insurance from other insurers except in the acquisition of other insurance companies.

     During 1995, the Company acquired through a reinsurance assumption agreement, the business of Transworld Life Insurance Company for an adjusted purchase price of $3,905,000. In connection with the agreement, the Company assumed policy benefit reserves of $5,705,000.

(6)  REGULATORY REQUIREMENTS AND RESTRICTIONS

     The Company is required to report its results of operations and financial position to state insurance regulatory authorities in conformity with statutory accounting practices prescribed or permitted by the Louisiana Department of Insurance, which differ in certain respects from generally accepted accounting principles. Statutory income for the year ended 1995 and statutory capital at December 31, 1995 of the Company's life insurance subsidiary were $4,234,898 and $18,110,655, respectively.

     The primary items reconciling statutory basis shareholders' equity to generally accepted accounting principles (GAAP) basis shareholders' equity include deferred policy acquisition costs and value of business acquired, net of amortization, which are specifically disallowed under the statutory basis of accounting; differences between statutory basis policy benefit reserves and those established under GAAP; deferred federal

                 OURSO INVESTMENT CORPORATION AND SUBSIDIARIES income taxes, which are not permitted under statutory accounting practices; the asset valuation reserve and interest maintenance reserve, which are statutory basis only investment reserves; non-admitted assets which are disallowed for statutory purposes; preferred stocks, which are carried at market under GAAP and cost under the statutory basis of accounting; and bonds available-for-sale which are carried at market for GAAP and amortized cost for statutory purposes.

     The Company is subject to various regulatory restrictions which limit the maximum amount of annual dividends or other distributions, including loans or cash advances, available to the Company without prior approval of insurance regulatory authorities. In accordance with state insurance regulation, the Company can pay dividends to shareholders limited to the lesser of net income or 10% of statutory capital reported in the preceding year.

     The National Association of Insurance Commissioners' (NAIC) Model Rule Risk Based Capital (RBC) calculation serves as a benchmark for the regulation of life insurance companies by state regulators. RBC provides for surplus formulas similar to target surplus formulas used by commercial rating agencies. The formulas specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk, and are set forth in the RBC requirements. Such formulas focus on four general types of risk: 1) asset or default risk, 2) insurance or underwriting risk, 3) interest rate risk with respect to the company's liabilities and obligations (asset/liability matching), and 4) all other business risks (management, regulatory action, and contingencies). The amount determined under such formulas is called the authorized control level RBC (ACLC). RBC requirements establish a framework for linking various levels of regulatory corrective action to the relationship of the life insurance company's Total Adjusted Capital to the calculated ACLC.

     The Company has calculated its RBC in accordance with the NAIC Model Rule and the RBC rules as adopted by its state of domicile, Louisiana. The RBC, as calculated by the Company, exceeded all levels requiring company or regulatory action.

(7)  PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1995 consist of the following:

    Buildings and improvements.............................................  $ 11,667,557
    Land...................................................................     7,150,527
    Automobiles............................................................     2,238,939
    Furniture, fixtures and equipment......................................     4,191,992
    Computer hardware and software.........................................       901,259
    Cemetery developed land and lawn crypts................................       442,436
    Cemetery undeveloped land..............................................       352,147
    Cemetery mausoleums....................................................       472,439
    Leasehold improvements.................................................     1,318,586
                                                                             ------------
                                                                               28,735,882
    Less accumulated depreciation and amortization.........................   (10,429,687)
                                                                             ------------
                                                                             $ 18,306,195
                                                                             ============

(8)  PROFIT-SHARING PLAN

     The Company has a noncontributory profit-sharing plan which covers substantially all employees. Under the plan agreement, the Company is obligated to make annual contributions not less than two percent of net income for the year and may amend or terminate the plan at its discretion. The Company's contribution expense was $533,287 in 1995.

                 OURSO INVESTMENT CORPORATION AND SUBSIDIARIES

(9)  LONG-TERM DEBT

     Long-term debt at December 31, 1995 consists of the following:

    Note payable to bank, due December 31, 2003, interest at Chase Manhattan
      Bank prime (8.75% at December 31, 1995)...............................  $ 7,981,610
    Note payable to bank, due July 1, 2005, interest at Chase Manhattan Bank
      prime (8.75% at December 31, 1995)....................................    4,310,208
    Note payable to bank, due June 15, 1996, interest at Chase Manhattan
      Bank prime (8.75% at December 31, 1995)...............................    1,575,156
    Note payable to bank, due October 15, 1996, interest at Chase Manhattan
      Bank prime (8.75% at December 31, 1995)...............................      961,315
    Note payable to bank, due May 1, 2000, interest at 9.50%................      375,000
    First mortgage note payable to individual, due June 15, 1998, interest
      at 3.00%..............................................................       55,753
                                                                              -----------
                                                                               15,259,042
    Less current portion....................................................   (2,791,837)
                                                                              -----------
                                                                              $12,467,205
                                                                              ===========

     Maturities of long-term debt are as follows:

    1996....................................................................  $ 2,791,837
    1997....................................................................    2,791,837
    1998....................................................................    2,700,753
    1999....................................................................    2,617,891
    2000....................................................................    2,413,255
    Thereafter..............................................................    1,943,469
                                                                              -----------
                                                                              $15,259,042
                                                                               ==========

(10)  INCOME TAXES

     Income tax provision from continuing operations for federal and state as of December 31, 1995 consisted of:

    Current taxes............................................................  $1,531,655
    Deferred taxes...........................................................     279,256
                                                                               ----------
                                                                               $1,810,911
                                                                                =========

     Total income tax expense for the year ended December 31, 1995, differs from the amount computed by applying the U.S. federal income tax rate of 34 percent to income before tax as follows:

    Computed "expected" tax expenses.........................................  $2,280,726
    Increase in cash surrender value of life insurance policies..............    (204,221)
    Amortization of goodwill and value of business acquired..................     358,588
    Small life insurance company deduction...................................    (525,713)
    Tax-exempt interest......................................................    (113,787)
    Other, net...............................................................      15,318
                                                                               ----------
              Total..........................................................  $1,810,911
                                                                                =========

                 OURSO INVESTMENT CORPORATION AND SUBSIDIARIES

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities as of December 31, 1995, are presented as follows:

    Deferred tax assets:
      Miscellaneous accrued expense.........................................  $   931,549
      Value of business acquired............................................      520,500
      Section 481 adjustment -- deferred and uncollected premiums...........      480,170
                                                                              -----------
      Gross deferred tax assets.............................................    1,932,219
                                                                              -----------
    Deferred tax liabilities:
      Deferred policy acquisition costs.....................................   10,963,110
      Unrealized gain on available-for-sale securities......................    1,585,098
      Deferred revenue -- cemeteries........................................      702,168
      Policy reserve differences............................................    7,768,000
      Deferred and uncollected premiums.....................................       61,244
      Other.................................................................       49,020
                                                                              -----------
      Gross deferred tax liabilities........................................   21,128,640
                                                                              -----------
      Net deferred tax liability............................................  $19,196,421
                                                                              ===========

     The Company has determined a valuation allowance is not necessary as of December 31, 1995, based on its analysis of future deductible amounts. At December 31, 1995, the Company had income taxes payable of $354,540.

(11)  OTHER OPERATING EXPENSES

     The significant components of other operating expenses for the year ended December 31, 1995 consisted of the following:

    Funeral merchandise inventory cost......................................  $ 2,470,130
    Marketing...............................................................    1,932,814
    Policyholder dividends..................................................    1,846,701
    Interest on long-term debt..............................................    1,578,651
    Depreciation and amortization...........................................    1,283,735
    Professional fees.......................................................    1,270,314
    Office supplies and expenses............................................    1,144,611
    Litigation costs........................................................      700,000
    Cemetery cost of sales..................................................      472,547
    Other...................................................................    3,712,714
                                                                              -----------
                                                                              $16,412,217
                                                                               ==========

(12)  CONTINGENCIES

     The Company, in the normal course of business, is a defendant in various lawsuits. During 1995, the Company settled a lawsuit from a former employee for $700,000. In the opinion of management, the effects, if any, of any remaining lawsuits are not expected to be material to the Company's financial position or results of operations.

                 OURSO INVESTMENT CORPORATION AND SUBSIDIARIES

(13)  OPERATING LEASES

     The Company is obligated under twenty-four district office leases related to its insurance operations and three ground leases related to one of its funeral home locations. The Company is responsible for any ad valorem taxes, repairs and maintenance, and other expenses related to the property. Future minimum lease payments are as follows:

                1996.............................................  $  211,797
                1997.............................................     183,115
                1998.............................................     122,238
                1999.............................................      50,060
                2000.............................................      43,000
                Thereafter.......................................     712,500
                                                                   ----------
                                                                   $1,322,710
                                                                   ==========

     Total rent expense for the year ended December 31, 1995 was $263,737.

(14)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following information relates to estimated fair values of the Company's financial instruments as of December 31, 1995.

     The fair values for debt and equity securities are disclosed in note 3.

     For cash and temporary cash investments, trade accounts receivable, accrued investment income, prearranged funeral trust deposits, cemetery contract receivables, cash surrender value of life insurance policies, other assets, other policyholder funds, and accrued expenses and other liabilities, the carrying amounts approximate fair value because of the short maturity of such financial instruments.

     Because the Company's mortgage and policy loans carry an interest rate that approximates market, the carrying value approximates the estimated fair value. For long-term debt, the carrying value approximates the estimated fair value at December 31, 1995 because the long-term debt bears a floating interest rate.

(15)  SEGMENTED INFORMATION

     The following information corresponds to the Company's major industry segments as of December 31, 1995:

                                         FUNERAL       CEMETERY      INSURANCE     CONSOLIDATED
                                       ------------    ---------    -----------    ------------
    Revenue..........................  $ 13,037,266    3,399,910     58,283,255     74,720,431
    Depreciation and amortization....     1,180,731       83,118      7,449,224      8,713,073
    Net income before taxes..........       189,963       50,538      6,467,516      6,708,017
    Total assets.....................    23,894,983    4,256,317    236,150,083    264,301,383
    Capital expenditures.............     1,905,049      134,239          7,577      2,046,865

(16)  SUBSEQUENT EVENT

     On March 26, 1996, the Company's shareholders sold all outstanding shares of capital stock to a corporation owned by an unrelated third party.

ITEM 7.(B)



     Pro Forma Financial Information:



     Appropriate adjustments have been made to reflect the preliminary purchase price allocations used in recording this acquisition. This pro-forma information does not purport to be indicative of the results of operations that would have resulted had the acquisition been in effect for the entire year, and is not intended to be a projection of future results or trends.


     The unaudited pro-forma consolidated financial information has been expressed in United States dollars and in accordance with accounting principles generally accepted in Canada. The unaudited pro-forma consolidated financial information should be read in conjunction with the notes thereto.

     The following unaudited pro-forma consolidated balance sheet as of December 31, 1995 has been prepared assuming the acquisition of the Assets took place on December 31, 1995.

                             THE LOEWEN GROUP INC.


                 UNAUDITED PRO-FORMA CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1995
                                 (IN THOUSANDS)


                                                             OURSO         PRO-FORMA        PRO-FORMA
                                            HISTORICAL     HISTORICAL     ADJUSTMENTS         TOTAL
                                            ----------     ----------     -----------       ----------
                                                ASSETS
Current assets
  Cash and term deposits..................  $   39,454      $   1,810      $  (1,673)A      $   39,591
  Receivables, net of allowances..........     115,953          3,362         (1,567)A         117,748
  Inventories.............................      27,489          1,276             --            28,765
  Prepaid expenses........................       8,185             --             --             8,185
                                            ----------       --------       --------        ----------
                                               191,081          6,448         (3,240)          194,289

Prearranged funeral services..............     245,854            769             --           246,623
Long-term receivables, net of
  allowances..............................     167,367          1,749             --           169,116
Investments...............................      86,815             --             --            86,815
Insurance invested assets.................      97,024        175,131          7,512B          279,667
Cemetery property, at cost................     369,022            617         17,854B          387,493
Property and equipment....................     551,965         17,039         11,108B          580,112
Names and reputations.....................     424,944         13,010         27,339B          465,293
Deferred income taxes.....................      61,959         (9,609)         9,120B           61,470
Other assets..............................      66,949          4,236         (3,616)A          67,569
                                            ----------       --------       --------        ----------
                                             2,262,980        209,390         66,077         2,538,447
                                            ==========       ========       ========        ==========
                                 LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Current indebtedness....................      38,546             --             --            38,546
  Accrued settlements.....................      53,000             --             --            53,000
  Accounts payable and accrued
     liabilities..........................      80,058          2,750         (1,006)A          81,802
  Long-term debt, current portion.........      69,671          2,792         (2,792)A          69,671
                                            ----------       --------       --------        ----------
                                               241,275          5,542         (3,798)          243,019
Long-term debt............................     864,838         12,467        (11,936)A
                                                                             144,921B        1,010,290
Other liabilities.........................     136,433          4,641          1,068B          142,142
Insurance policy liabilities..............      84,898        113,231          8,562B          206,691
Deferred prearranged funeral service
  revenue.................................     245,854            769             --           246,623
Preferred securities of subsidiary........      75,000             --             --            75,000

Shareholders' equity
  Share capital...........................     490,055            943           (943)B         490,055
  Share capital issuable under legal
     settlements..........................      72,000             --             --            72,000
  Retained earnings.......................      36,439         71,797        (71,797)B          36,439
  Foreign exchange adjustment.............      16,188             --             --            16,188
                                            ----------       --------       --------        ----------
                                               614,682         72,740        (72,740)          614,682
                                            ----------       --------       --------        ----------
                                            $2,262,980      $ 209,390      $  66,077        $2,538,447
                                            ==========       ========       ========        ==========



   See accompanying notes to unaudited pro-forma consolidated balance sheet.

                             THE LOEWEN GROUP INC.


                   NOTES TO UNAUDITED PRO-FORMA BALANCE SHEET

                          YEAR ENDED DECEMBER 31, 1995

(A) To eliminate net assets retained by S.I.

(B) To record purchase price adjustments resulting from the Company's basis in the acquired assets and long-term debt paid off at acquisition.

     The following unaudited pro-forma consolidated statement of operations reflects the consolidated results of the Company's operations assuming the acquisition of the Assets took place on January 1, 1995.


                             THE LOEWEN GROUP INC.


            UNAUDITED PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                          YEAR ENDED DECEMBER 31, 1995


                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                OURSO         PRO-FORMA      PRO-FORMA
                                               HISTORICAL     HISTORICAL     ADJUSTMENTS       TOTAL
                                               ----------     ----------     -----------     ---------
Revenue......................................  $  599,939      $ 73,400        $ 1,460A      $ 674,799
Costs and expenses...........................     373,131        67,148           (701)A
                                                                                   591B
                                                                                 1,638C        441,807
                                                ---------       -------        -------       ---------
                                                  226,808         6,252            (68)        232,992
General and administrative...................      67,652            --             --          67,652
Depreciation and amortization................      40,103         2,388           (635)B        41,856
                                                ---------       -------        -------       ---------
Earnings from operations.....................     119,053         3,864            567         123,484
Interest on long-term debt...................      50,913         1,579         (1,579)D
                                                                                10,486E         61,399
Litigation related finance costs.............      19,914            --             --          19,914
Legal settlements............................     165,000            --             --         165,000
                                                ---------       -------        -------       ---------
Earnings (loss) before dividends on preferred
  securities of subsidiary and income
  taxes......................................    (116,774)        2,285         (8,340)       (122,829)
Dividends on preferred securities of
  subsidiary.................................       7,088            --             --           7,088
                                                ---------       -------        -------       ---------
Earnings (loss) before income taxes..........    (123,862)        2,285         (8,340)       (129,917)
Income taxes.................................     (47,178)         (109)        (2,940)F       (50,227)
                                                ---------       -------        -------       ---------
Net earnings (loss) for the year.............  $  (76,684)     $  2,394        $(5,400)      $ (79,690)
                                                ---------       -------        -------       ---------
Earnings per share:
Basic earnings (loss) per share..............  $    (1.69)                                       (1.76)
Fully diluted earnings (loss) per share......  $    (1.69)                                       (1.76)
Weighted average number of shares used for
  the computation of basic and fully diluted
  earnings per share (thousands of shares):
  Basic......................................      45,291                                       45,291
  Fully diluted..............................      45,291                                       45,291



    See accompanying notes to unaudited pro-forma consolidated statement of operations.

                             THE LOEWEN GROUP INC.


       NOTES TO UNAUDITED PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                          YEAR ENDED DECEMBER 31, 1995


(A) To adjust the amortization of realized and unrealized gains and losses on insurance invested assets and the change in insurance policy liabilities as if the acquisition occurred January 1, 1995.


(B) To adjust cost of sales and depreciation and amortization expense resulting from the Company's cost basis in the acquired businesses.



(C) To eliminate executive compensation and benefits for an executive not employed after the acquisition and legal costs that would not have been incurred by the Company.



(D) To eliminate historical interest expense on debt which was repaid upon acquisition.



(E) For purposes of the unaudited pro-forma statement of operations and pro-forma adjustments, the Company has assumed the acquisition was financed through $80 million of borrowings from the 1996 issuance of senior guaranteed notes ("the 1996 notes") and the remainder from the Company's multi-currency revolving term credit facility.



(F) To record the income tax effect of pro-forma adjustments based on the Company's statutory rate.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 1996

                                          THE LOEWEN GROUP INC.

                                          /s/  DWIGHT K. HAWES

                                          --------------------------------------
                                          Name: Dwight K. Hawes
                                          Title: Vice-President, Finance

ITEM 7.

     (c) Exhibits

     23.1 Consent of KPMG Peat Marwick LLP